We are writing in order to update you on the ongoing proxy efforts of the Credit Suisse Funds (the "Funds"). Recently, all shareholders of the Funds received a joint proxy statement and proxy card and have been asked to vote for each of the proposals set forth in the proxy statement.

The purpose of this proxy statement is to seek shareholder approval on several matters recommended by Credit Suisse Asset Management, LLC (the Funds' investment adviser) and approved by the Board of Directors/Trustees of the Funds.

The Funds have engaged Georgeson Shareholder Communications, Inc., a professional proxy solicitation firm, to help shareholders through the voting process. You or your clients may contact Georgeson directly at 1-800-819-0052 between the hours of 9 a.m. to 11 p.m. eastern time Monday through Friday. Representatives will be happy to answer any questions you may have. Also note that shareholders may be contacted by Georgeson directly, via phone, in order to provide them a convenient method by which to vote for each of the proposals.

For a copy of the proxy statement, please click on the attachment below.